UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

 TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2014

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “the Company” and “our” refer to Senior Housing Properties Trust.

Item 5.07                   Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on June 5, 2014.  The voting results of that meeting are noted below.

The Company’s shareholders elected Mr. Frederick N. Zeytoonjian as the Independent Trustee in Group III of the Board of Trustees for a three year term of office until the Company’s 2017 annual meeting of shareholders and to serve until his successor shall have been elected and qualified.  Mr. Zeytoonjian received the following votes:

For	Withhold	Broker Non-Votes
99,007,039	36,027,229	37,366,106

The Company’s shareholders approved an amendment to our Declaration of Trust to permit the annual election of Trustees.  The proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
134,051,915	704,085	278,268	37,366,106

The Company’s shareholders approved a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement relating to the Company’s 2014 annual meeting of shareholders.  The proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
129,513,398	4,040,519	1,480,351	37,366,106

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
171,345,733	521,736	532,905	N/A

The results reported above are final voting results.

Item 8.01                   Other Events.

Amendment to Declaration of Trust

As previously disclosed in the Company’s Current Report on Form 8-K dated April 10, 2014, our Board of Trustees approved an amendment to our Declaration of Trust to permit the annual election of all Trustees, subject to shareholder approval.  As reported under Item 5.07, above, on June 5, 2014, the Company’s shareholders approved this amendment.  In accordance with Maryland law, the Company filed Articles of Amendment with the State Department of Assessments and Taxation of Maryland on June 5, 2014, upon which the amendment became effective. The foregoing description of the amendment is not complete and is subject to and qualified in its entirety by reference to the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1, and which is incorporated herein by reference.

Trustee Compensation

On June 5, 2014, the Company updated its Trustee compensation arrangements.  A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On June 5, 2014, the Company granted each of the Company’s Trustees 2,500 common shares of beneficial interest, $.01 par value, of the Company, or the Common Shares, valued at $24.50, the closing price of the Common Shares on the New York Stock Exchange on that day, consistent with the Trustee compensation arrangements.

Trustee Share Ownership Guidelines

On June 5, 2014, our Board of Trustees approved changes to the Company’s Governance Guidelines to provide for minimum share ownership by Trustees.  Pursuant to the revised Governance Guidelines, within five years of the later of (a) June 5, 2014 and (b) the annual meeting of shareholders at which the Trustee was first elected to the Board of Trustees, or if earlier, the first annual meeting of shareholders after the Trustee was initially appointed to the Board of Trustees, a Trustee is expected to accumulate and to continue to own at least 20,000 Common Shares, which is equivalent to owning approximately $490,000 worth of Common Shares (based on the June 5, 2014 closing price of $24.50 per share).  This change is intended to further align the interests of Trustees with the Company’s shareholders.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1                               Articles of Amendment to the Declaration of Trust of Senior Housing Properties Trust, dated June 5, 2014

10.1                        Summary of Trustee Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Treasurer and Chief Financial Officer

Date:  June 6, 2014